Exhibit 10.22

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of             ,             , is made by and between Forestar Group Inc., a Delaware corporation (the “Company”), and             , an officer of the Company (the “Indemnitee”).

RECITALS

A. The Company seeks to attract and retain competent and experienced persons to serve as officers and wishes to protect such individuals by providing comprehensive liability insurance and indemnification, due to exposure to litigation costs and risks resulting from their service to and on behalf of the Company;

B. The statutes and judicial decisions regarding the duties of officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. Plaintiffs may seek damages in amounts which, coupled with the costs of litigation (whether or not the case is meritorious), cause the defense and/or settlement of such litigation to exceed the personal resources of officers and directors;

D. The Company believes that it is unfair for its officers and the officers of its subsidiaries to assume the risk of huge judgments and other expenses that may occur in cases in which the officer received no personal profit and in cases where the officer was not culpable;

E. The Company recognizes that the issues in controversy in litigation against an officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such officer, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time that usually elapses before the trial or other disposition of such litigation often extends beyond the normal time that the officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such officer with the result that he or she, after retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such an officer from serving in that position;

F. Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is desirable for the Company to contractually indemnify its officers against expenses and damages in connection with claims against such officers in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders;

1 of 11

G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company and its subsidiaries as of the date hereof may be inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company’s stockholders would best be served by a combination of such insurance as the Company may obtain, or request a subsidiary to obtain, pursuant to the Company’s obligations hereunder and the indemnification by the Company of its officers;

I. The Company desires and has requested the Indemnitee to serve or continue to serve as an officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company;

J. The Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he or she is furnished the indemnity provided for herein; and

K. This Agreement is not a substitute for, nor does it diminish or abrogate any rights of the Indemnitee under, the Company’s Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as amended (“Bylaws”), or any resolutions adopted pursuant thereto (including any contractual rights of the Indemnitee that may exist).

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise (as defined under Section 145); or was a director, officer, employee or agent of a foreign or domestic corporation or other enterprise which was a predecessor of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of such predecessor.

2 of 11

(b) Expenses. For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Certificate, the Bylaws, D&O Insurance, Section 145 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

(c) Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, claim, demand, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened or completed proceeding, including any and all appeals, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative, investigative or any other type whatsoever.

(d) Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation, partnership, limited liability company, or other entity of which more than 50% of the outstanding voting securities or interests is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws or the bylaws of any subsidiary of the Company or until such time as he or she tenders his or her resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

3. Maintenance of Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance (“D&O Insurance”), the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

4. Mandatory Indemnification. The Company shall indemnify the Indemnitee:

(a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

3 of 11

(b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against all expenses actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery of the State of Delaware or such other court shall deem proper;

(c) Notwithstanding any other provision in this Agreement, to the extent that the Indemnitee is, by reason of his or her status as an agent of the Company, a witness in any proceeding to which the Indemnitee is not a party, the Company shall indemnify the Indemnitee against all expenses actually and reasonably paid or incurred by the Indemnitee on his or her behalf in connection therewith; and

(d) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to the Indemnitee by or under the terms of D&O Insurance.

5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him or her in a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

6. Mandatory Advancement of Expenses. Subject to Section 11(a) below, the Company, if requested by the Indemnitee, shall advance, to the fullest extent permitted by law, all expenses incurred by the Indemnitee in connection with any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 8 hereof that the Indemnitee is not entitled to be indemnified by the Company under this Agreement, the Certificate, the Bylaws, Section 145 or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company (which written request shall include, if requested by the Company, reasonable detail underlying the expenses for which the expense advance is requested).

4 of 11

7. Notice and Other Indemnification Procedures.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceedings, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event the Company shall be obligated to pay the expenses of any proceedings against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceedings, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of the election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his or her counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, continue to employ counsel approved by the Indemnitee to assume the defense of such proceeding, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company (subject to the limitations set forth in Section 4). Notwithstanding the above, unless the Indemnitee consents otherwise, the Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company against the Indemnitee or any proceeding as to which the Indemnitee has reasonably made the conclusion provided in (ii)(B) above.

(d) The Company shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, any non-monetary remedy imposed on the Indemnitee or a liability for which the Indemnitee is not wholly indemnified hereunder or (ii) with respect to any proceeding with respect to which the Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such proceeding, which release will be in form and substance reasonably satisfactory to the Indemnitee. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, the Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of the Indemnitee from all liability in respect of such proceeding.

5 of 11

8. Determination of Right to Indemnification.

(a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 4(a) or 4(b) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him or her in connection with such proceeding.

(b) In the event that Section 8(a) is inapplicable, the Company shall indemnify the Indemnitee pursuant to the terms hereof unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Section 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(c) The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

(1) A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought, even though less than a quorum;

(2) The stockholders of the Company;

(3) Legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(4) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

(d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitor’s choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e) Notwithstanding a determination by a forum listed in Section 8(c) hereof that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. In any such proceeding pursuant to this Section 8(e), the Indemnitee shall be presumed to be entitled to indemnification under this Agreement, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification and the Company may not refer to or introduce evidence of any determination pursuant to Section 8(c) adverse to the Indemnitee for any purpose. If a determination is made that the Indemnitee is entitled to indemnification pursuant to Section 8(c), the Company shall be bound by such determination in any

6 of 11

proceeding commenced pursuant to this Section 8(e), absent (i) a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee’s statements in connection with the request for indemnification not materially misleading or (ii) a prohibition of such indemnification under law. The Company shall be precluded from asserting in any proceeding commenced pursuant to this Section 8(e) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement.

(f) Notwithstanding any other provision in this Agreement to the contrary, to the fullest extent permitted by law (i) the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding by the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement or the establishment or enforcement of a right to indemnification under the Certificate, the Bylaws, D&O Insurance, or any statute or law, including Section 145, and (ii) the Company shall advance such expenses to the Indemnitee as provided in Section 6.

(g) All payments of expenses, including any expense advance, and other amounts by the Company to the Indemnitee pursuant to this Agreement shall be made as soon as practicable after a written request or demand therefor by the Indemnitee is presented to the Company, but in no event later than thirty (30) days after (i) such request or demand is presented or (ii) such later date as a determination of entitlement to indemnification is made in accordance with Section 8(c), if applicable; provided, that an expense advance shall be made within the time provided in Section 6.

9. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, his or her spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 9 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

7 of 11

10. Contribution by the Company. To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount of expenses and liabilities actually and reasonably incurred or paid by the Indemnitee in connection with any proceeding in proportion to the relative benefits received by the Company and all officers, directors and employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors and employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses and liabilities, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors and employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive. To the fullest extent permitted by law, the Company shall fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with the Indemnitee for any liability or expense arising from a proceeding.

11. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Certificate, the Bylaws, D&O Insurance, any statute or law or otherwise as required under Section 145 as provided in Section 8(f)(i), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b) Section 16 Short-Swing Profits. To indemnify the Indemnitee under this Agreement for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute;

(c) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding when taken as a whole were not made in good faith or were frivolous; or

8 of 11

(d) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s prior written consent.

12. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Certificate or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Successors and Assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties. The terms of this Agreement shall bind, and shall inure to the benefit of, the parties and their respective successors, permitted assigns, heirs, executors and administrators.

17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered personally, when actually received by the party to which the notice is being delivered or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice to the other party.

9 of 11

18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to any conflict of laws principles.

19. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

[signature page follows]

10 of 11

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

FORESTAR GROUP INC.

By:
James M. DeCosmo President and Chief Executive Officer 6300 Bee Cave Road Building Two, Suite 500 Austin, Texas 78746

INDEMNITEE:

Address:

11 of 11